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                                                                    EXHIBIT 21.1

                 LIST OF SUBSIDIARIES OF TEAM RENTAL GROUP, INC.


                                                            State of                      Names Under Which
            Subsidiary                                    Incorporation                    It Does Business
------------------------------------                      -------------                    ----------------

Arizona Rent-A-Car Systems, Inc.                            Delaware                 Budget Rent a Car of Arizona
BRAC SOCAL Funding Corporation (1)                          Delaware
Capital City Leasing, Inc.                                   Florida                Budget Rent a Car of Richmond
                                                                                               Virginia
Dayton Auto Lease Company, Inc.                               Ohio
Don Kremer, Inc. (2)                                          Ohio                   Budget Rent a Car of Dayton
Fort Wayne Rental Group, Inc. (3)                           Delaware
IN Motors VI, LLC(4)                                         Indiana
Lee-Al, Inc. (5)                                           California               Budget Rent a Car of San Diego
MacKay Car & Truck Rentals, Inc.                              North                   Budget Rent a Car of North
                                                            Carolina                           Carolina
TCS Properties, LLC                                          Indiana
Team Car Sales, Inc.                                         Indiana
Metro West, Inc.                                            Delaware
Team Car Sales of Charlotte, Inc.                           Delaware
Team Car Sales of Dayton, Inc.                              Delaware
Team Car Sales of Philadelphia, Inc.                        Delaware
Team Car Sales of Richmond, Inc.                            Delaware
Team Car Sales of San Diego, Inc.                           Delaware
Team Car Sales of Southern California,                      Delaware
Inc.
Team Fleet Financing Corporation                            Delaware
Team Fleet Realty Services, Inc.                            Delaware
Team Fleet Services Corporation                             Delaware
Team Rental of Cincinnati, Inc.                             Delaware               Budget Rent a Car of Cincinnati
Team Rental of Connecticut, Inc.                            Delaware              Budget Rent a Car of Connecticut;
                                                                                    Budget Rent a Car of Hartford
Team Rental of Ft. Wayne, Inc.                              Delaware                Budget Rent a Car of Ft. Wayne
Team Rental of Philadelphia, Inc.                           Delaware              Budget Rent a Car of Philadelphia

Team Rental of Pittsburgh, Inc.                             Delaware               Budget Rent a Car of Pittsburgh
Team Rental of Rochester, Inc.                              Delaware              Budget Rent a Car of Rochester, NY
Team Rental of Southern California, Inc.                    Delaware                Budget Rent a Car of Southern
                                                                                              California
Tranex Rentals of New York, Inc.                            New York               Budget Rent a Car of Albany, NY
ValCar Rental Car Sales, Inc.                                Indiana


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
VPSI, Inc.                                                  Delaware                   Van Pool Services, Inc.
Westeam Enterprise, Inc.                                   California              Budget Car and Truck Rentals of
                                                                                           San Deigo County


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